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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _________________

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                _________________


                              ROYAL FINANCIAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                       20-1636029
     (State of Incorporation                              (I.R.S. Employer
         or Organization)                                Identification No.)

                          9226 SOUTH COMMERCIAL AVENUE
                             CHICAGO, ILLINOIS 60617
          (Address of Principal Executive Offices, including Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: 333-119138

         Securities to be registered pursuant to Section 12(b) of the Act:

         Title Of Each Class                   Name Of Each Exchange On Which
         To Be So Registered                   Each Class Is To Be Registered

           NOT APPLICABLE.                            NOT APPLICABLE.

         Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the common stock to be registered hereunder is contained under the headings "Description of Capital Stock of Royal Financial," "Dividend Policy" and "Market for the Common Stock" in the prospectus included in the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-119138), filed under the Securities Act of 1933, as amended, and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         1.1 Certificate of Incorporation of Royal Financial, Inc. (incorporated herein by reference to Exhibit 3.1 to Registrant's Registration Statement on Forms SB-2, File No. 333-119138).

         1.2 Bylaws of Royal Financial, Inc. (incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Forms SB-2, File No. 333-119138).

         1.3 Form of Stock Certificate of Royal Financial, Inc. (incorporated herein by reference to Exhibit 4.1 to Registrant's Registration Statement on Forms SB-2, File No. 333-119138).

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                                   SIGNATURES
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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  January 20, 2005
                                            ROYAL FINANCIAL, INC.


                                            By:  /s/ Donald A. Moll
                                                 ------------------------------
                                                 Donald A. Moll
                                                 President and Chief Executive
                                                 Officer


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